UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report June 2, 2014

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue Saratoga Springs, New York (Address of principal executive offices)	12866 (Zip Code)

Registrant’s telephone number, including area code: (518) 584-4100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By mutual agreement with the Board of Directors, Mark St. Pierre has resigned as President, Chief Executive Officer and a member of the Board of Directors of the company. All resignations are effective as of June 27, 2014.

Mr. St. Pierre’s employment agreement with the company provides that the cessation of his employment with the company for any reasons shall automatically constitute a resignation from the Board of Directors.

The Board of Directors has commenced the process for the identification of a permanent successor to Mr. St. Pierre.

In the interim, the Board of Directors has appointed David O’Neil, currently Chief Financial Officer of the company, as Interim President and Chief Executive Officer. Katrina Sparano, currently Assistant Treasurer and Principal Accounting Officer, has been appointed as Interim Principal Financial Officer.

Item 8.01	Other Events

On June 2, 2014, Espey Mfg. & Electronics Corp. issued a press release announcing the appointment of David O’Neil, as Interim President and Chief Executive Officer and Katrina Sparano as Interim Principal Financial Officer as well as reporting that the Company's Board of Directors had declared a regular quarterly dividend. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Document
99.1	Press Release dated June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014	ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ Katrina Sparano
Katrina Sparano Interim Principal Financial Officer and Assistant Treasurer

2